As filed with the Securities and Exchange Commission on June 18, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 18, 2024

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure

B&G Foods announced today that we intend to amend, extend the maturity date and upsize our existing tranche B term facility under our senior secured credit facility. B&G Foods plans to use the proceeds of the tranche B term loans to refinance the existing tranche B term loans and repay a portion of B&G Foods’ existing revolving loans. B&G Foods also plans to decrease the size of the revolver capacity and extend the maturity date of our existing revolving credit facility. The consummation of the refinancing is subject to completion of definitive agreements as well as customary closing conditions, and is subject to market conditions. There can be no assurance that the refinancing will occur, or, if it does, as to the terms of the refinancing.

On June 20, 2024, B&G Foods will be making a slide presentation to prospective lenders in connection with the refinancing.

A copy of the press release announcing the proposed credit agreement refinancing, which is attached to this report as Exhibit 99.1, and a copy of the slide presentation, which is attached to this report as Exhibit 99.2, are incorporated by reference herein and are furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Press release dated June 18, 2024, furnished pursuant to Item 7.01

99.2	Lender Presentation dated June 2024, furnished pursuant to Item 7.01

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: June 18, 2024	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel and Secretary